Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 14, 2024, with respect to the consolidated financial statements included in the Annual Report of Holley Inc. on Form 10-K for the year ended December 31, 2023. We consent to the incorporation by reference of said report in the Registration Statements of Holley Inc. on Form S-1 (File No. 333-258075), Forms S-8 (File No. 333-259744), Form S-3 (File No. 333-266779), Form S-8 (333-272436), and Form S-3 (File No. 333-276324).

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/s/ Grant Thornton LLP

Cincinnati, Ohio

March 14, 2024